Exhibit 10.28
                                                                   -------------





                              AMENDED AND RESTATED STOCKHOLDERS AGREEMENT dated
                         as of June 18, 1996, among BPC HOLDING CORPORATION, a Delaware corporation (the "Corporation"), and those stockholders of the Corporation listed on Schedule I
                                                                   ----------
                         attached hereto who execute and deliver this Agreement as of the date hereof (the "Stockholders").



          The Corporation has an authorized capitalization of (a) 2,500,000 shares of Common Stock, $.01 par value (the "Common Stock"), of which (i) 500,000 shares are designated Class A Voting Common Stock (the "Class A Voting Stock"), (ii) 500,000 shares are designated Class A Nonvoting Common Stock (the "Class A Nonvoting Stock"), (iii) 500,000 shares are designated Class B Voting Common Stock (the "Class B Voting Stock"), (iv) 500,000 shares are designated Class B Nonvoting Common Stock (the "Class B Nonvoting Stock"), and (v) 500,000 shares are designated Class C Nonvoting Common Stock (the "Class C Nonvoting Stock") and (b) 1,000,000 shares of Preferred Stock, $.01 par value (the "Preferred Stock"), of which 600,000 are designated Series A Cumulative Exchangeable Preferred Stock.

          Reference is made to the Stockholders Agreement dated as of June 22, 1991 (the "Old Stockholders Agreement"), among the Corporation and those stockholders named therein. Pursuant to the Stock Purchase and Recapitalization Agreement dated as of June 12, 1996 (the "Recapitalization Agreement"), among the Corporation, BPC Mergerco, Inc., a Delaware corporation ("Mergerco"), and the other parties thereto, and certain other documents referred to therein, the Corporation is effecting a recapitalization (the "Recapitalization"). Upon the effectiveness of the Recapitalization, each of the Stockholders will own that number and type of shares of capital stock of the Corporation set forth opposite such Stockholder's name on Schedule I attached hereto. Each such Stockholder
                           ----------
deems it to be in the best interest of the Corporation and the Stockholders that the Old Stockholders Agreement be amended and restated to reflect the changed circumstances resulting from the Recapitalization. Accordingly, the Corporation and the Stockholders hereby set forth their agreement with respect to the shares of Common Stock and Preferred Stock, if any, now or hereafter owned by the Stockholders.

          NOW, THEREFORE, in consideration of the premises and of the mutual consents and obligations hereinafter set forth, the parties hereto hereby agree as follows:

          SECTION 1.  Definitions.  As used herein, the following terms shall
                      -----------
have the following respective meanings:

               "Affiliate" shall mean, as to any person, any other person or entity who shall directly, or indirectly through one or more intermediaries, control, or be controlled by, or be under common control with, such person.

               "BPC" shall mean Berry Plastics Corporation, a Delaware corporation and wholly-owned subsidiary of the Corporation.

               "Employee Stockholder" shall mean each of the Stockholders executing this Agreement (other than International) and shall include any employee of the Corporation or its subsidiaries or affiliates who acquires Stock and agrees in writing with the parties hereto to be bound by and to comply with the provisions of this Agreement applicable to a Stockholder.

               "Fair Value Per Share" shall mean, as of any date of determination, the fair value of each share of Class B Voting Stock, Class B Nonvoting Stock and Class C Nonvoting Stock, as the case may be, determined as provided herein. At any time that the Fair Value Per Share shall be required to be determined hereunder, the Board of Directors of the Corporation (the "Board") shall make a good faith determination (the "Board's Determination") of the fair value of each share of such Stock and provide to the Employee Stockholder with respect to whose Stock such determination is being made a written notice thereof (the "Determination Notice"). The Employee Stockholder shall have five days following his receipt of the Determination Notice within which to deliver to the Corporation a written notice (the "Objection Notice") of his objection, if any, to the Board's Determination, which Objection Notice shall set forth the Employee Stockholder's good faith determination (the "Stockholder's Determination") of the fair value of each share of Class B Voting Stock, Class B Nonvoting Stock or Class C Nonvoting Stock, as the case may be.
     The failure by the Employee Stockholder to deliver the Objection Notice within such five-day period shall constitute the Employee Stockholder's acceptance of the Board's Determination as conclusive. In the event of the timely giving of an Objection Notice, the Corporation and the Employee Stockholder shall attempt in good faith to arrive at an agreement with respect to the Fair Value Per Share, which agreement shall be set forth in writing within 30 days following delivery of the Objection Notice. If the Corporation and the Employee Stockholder are unable to reach an agreement within such 30-day period, the matter shall be referred for determination to a "Big 6" accounting firm or a regionally or nationally recognized investment banking firm (the "Valuer") acceptable to the Corporation and the Employee Stockholder. The Corporation and the Employee Stockholder will cooperate with each other in good faith to select such Valuer. The Valuer will make a determination

     (the "Valuer's Determination") of the Fair Value Per Share as of the relevant date, which Valuer's Determination will (i) be furnished to the Corporation and the Employee Stockholder in writing and (ii) be conclusive and binding upon the Corporation and the Employee Stockholder. The fees and expenses of the Valuer shall be borne by the party whose determination of Fair Value Per Share, as set forth in the Determination Notice or the Objection Notice, as applicable, is most different from the Valuer's Determination. Any determination of Fair Value Per Share will be made without regard to minority discounts.

               "Group" shall mean:

                 (i)     In the case of any Stockholder who is an individual,
                         ---------------------------------------------------
          (A) such Stockholder, (B) the spouse, parents, siblings, lineal descendants and adopted children of such Stockholder and (C) a trust for the benefit of any of the foregoing;

                (ii)     In the case of any Stockholder which is a partnership,
                         -----------------------------------------------------
          (A) such partnership and any of its limited or general partners (and, in the case of International, First Atlantic Capital, Ltd. and any of its Affiliates) and (B) any corporation or other business organization to which such partnership shall sell all or substantially all of its assets; and

               (iii)     In the case of any Stockholder which is a corporation,
                         -----------------------------------------------------
          (A) such corporation and (B) any corporation or other business organization to which such corporation shall sell all or substantially all of its assets or with which it shall be merged.

               "Notice of Offer" shall have the meaning set forth in Section 3.

               "Repurchase Notice" shall have the meaning set forth in
     Section 6.

               "Section 3 Offer" shall have the meaning set forth in Section 3.

               "Section 3 Offeror" shall have the meaning set forth in
     Section 3.

               "Section 4 Offer" shall have the meaning set forth in Section 4.

               "Section 4 Offeror" shall have the meaning set forth in
     Section 4.

               "Section 5 Offer" shall have the meaning set forth in Section 5.

               "Securities Act" shall mean the Securities Act of 1933, as amended.

               "Sell, Sale or Sold," as to any Stock, shall mean (i) to sell, or in any other way directly or indirectly to transfer, assign, distribute, pledge, encumber or otherwise dispose of, either voluntarily or involuntarily, and (ii) to agree to do any of the foregoing.

               "Selling Group" shall mean the Group of any Stockholder proposing to Sell its Stock or which has delivered a Notice of Offer pursuant to
     Section 3.

               "Stock" shall mean (i) the outstanding shares of Common Stock and the outstanding shares of Preferred Stock, (ii) any additional shares of Common Stock and Preferred Stock hereafter issued and outstanding and (iii) any shares of capital stock of the Corporation into which such shares may be converted or for which they may be exchanged.

               "Stockholders" shall mean those persons identified on the signature pages hereto as the Stockholders and shall include any other person who agrees in writing with the parties hereto to be bound by and to comply with all the provisions of this Agreement applicable to a Stockholder.

               "Terminated Employee Stockholder" shall have the meaning set forth in Section 6.

               "Termination Date" shall mean the effective date of any termination of employment.

               "Termination for Cause" shall, (i) as to any Employee Stockholder who is a party to an employment agreement with the Corporation or any of its subsidiaries or affiliates, have the meaning ascribed to it in such employment agreement and (ii) as to any other Employee Stockholder, mean any termination of employment initiated by the Corporation or any of its subsidiaries or affiliates as a result of the Employee Stockholder's (A) willful misconduct with respect to the business and affairs of the Corporation or any of its subsidiaries or affiliates, insubordination or willful neglect of duties, including, without limitation, the Employee Stockholder's violation of any material Corporation policy or (B) conviction of a crime involving moral turpitude or fraud.

          Any capitalized term used in any Section of this Agreement that is not defined in this Section 1 shall have the meaning ascribed to it in such other Section.

          SECTION 2.  Limitations on Sales of Stock by Employee Stockholders--
                      --------------------------------------------------------
General.  Neither an Employee Stockholder nor his estate shall Sell any shares
- -------
of Stock, except:

               (a)  with the prior written consent of International;

               (b) by Sale to another member of the Group to which such Employee Stockholder belongs who or which shall (i) agree in writing in advance of such Sale to be bound by and to comply with the provisions of this Agreement, including, without limitation, the restrictions regarding the purchase and Sale of Stock contained in this Agreement and (ii) be deemed to be such Employee Stockholder for all purposes of this Agreement, as if such member were such Employee Stockholder with respect thereto; or

               (c) by Sale in accordance with the terms and provisions of this Agreement.

          SECTION 3.  Procedures on Sale of Stock to Third Parties by Employee
                      --------------------------------------------------------
Stockholders.   An Employee Stockholder may sell up to ten percent (10%) of the
- ------------
shares of stock held by such Employee Stockholder on the date hereof provided such Employee Stockholder shall first comply with the following procedures:

               (a) The Selling Group of such Employee Stockholder shall first deliver to the Corporation or its designee a written notice (the "Notice of Offer"), which shall be irrevocable for a period of 45 days after delivery thereof, offering (the "Section 3 Offer") all or any part of the Stock owned by the Selling Group to the Corporation or its designee at the purchase price and on the terms specified therein.
     The Notice of Offer shall include all other relevant terms of the proposed Sale. The Selling Group shall also furnish to the Corporation or its designee such additional information relating to the Section 3 Offer as may reasonably be requested by the Corporation or its designee. The Corporation or its designee shall have the right and option, for a period of 30 days after delivery of the Notice of Offer (the "Offer Period"), to accept all or any portion of the shares of Stock so offered at the purchase price and on the terms specified therein. Such acceptance shall be made by delivering a written notice to the Selling Group within the Offer Period.

               (b) Sales of Stock under the terms of Section 3(a) shall be made at the offices of the Corporation on a mutually satisfactory business day within 15 days after the expiration of the Offer Period. Delivery of certificates or other instruments evidencing such Stock duly endorsed for transfer shall be made on such date against payment of the purchase price therefor.

               (c) If effective acceptances shall not be received pursuant to Section 3(a) with respect to all Stock offered for Sale pursuant to the Notice of Offer, then the Selling Group may, at any time within 90 days after the expiration of the Offer Period, Sell all or any part of the remaining Stock so offered for Sale to a third party at the price and on terms no more favorable to such third party than the terms stated in the original Notice of Offer. In the event the remaining Stock is not Sold by the Selling Group during such 90-day period, the right of the Selling Group to Sell such remaining Stock (under this Section 3) shall expire.

               (d) The Selling Group may specify in any Notice of Offer that all Stock subject to the Section 3 Offer referred to therein must be Sold, in which case any acceptance received pursuant to Sections 3(a) shall be deemed conditioned upon receipt of written notice of acceptance with respect to all Stock referred to in such Notice of Offer.

               (e) Anything contained herein to the contrary notwithstanding, if any person purchasing Stock from an Employee Stockholder pursuant to this Section 3 is not a Stockholder, then (i) as a condition precedent to any such Sale, such person shall agree in writing in advance of such Sale to be bound by and to comply with the provisions of this Agreement, including, without limitation, the restrictions regarding the purchase and Sale of Stock contained in this Agreement and (ii) such person shall be deemed to be such Employee Stockholder for all purposes of this Agreement.

               (f) As to any Employee Stockholder who is a party to the Stockholders Agreement dated as of June 18, 1996 (the "Institutional Stockholders Agreement"), among the Corporation and the other signatories thereto, such Employee Stockholder agrees to comply with and be bound by the provisions of this Section 3, notwithstanding the terms of the Institutional Stockholders Agreement.

          SECTION 4.  Obligation to Sell Stock or Consent to Merger,
                      ----------------------------------------------
Consolidation or Sale of Assets.  (a) If (i) International or the Corporation
- -------------------------------
receives a bona fide written offer from a third party that is not an Affiliate
           ---- ----
of International or a partner or an Affiliate of a partner of International to purchase the Common Stock owned by International or a majority of the then-outstanding Common Stock, (ii) the Corporation receives a bona fide written
                                                          ---- ----
offer from a third party that is not an Affiliate of International to consolidate or merge with any person that is not an Affiliate of International (in a consolidation or merger in which stockholders of the Corporation receive cash or securities of any other person upon such consolidation or merger) or (iii) the Corporation receives a bona fide offer from a third party that is not an
                       ---- ----
Affiliate of International (the third party referred to in clause (i), clause
(ii) or this clause (iii) being referred to herein as the "Section 4 Offeror") to purchase all or substantially all of the assets of the Corporation, in each case for a specified price payable in cash or otherwise and on specified terms and conditions (the "Section 4 Offer"), and if International or the Corporation, as the case may be, intends to accept such Section 4 Offer, then International or the Corporation, as the case may be, shall promptly notify the Corporation and the other Stockholders or the Stockholders, respectively, of such Section 4 Offer.

               (b) If International advises the Corporation and the other Stockholders of its intention to accept, vote (or consent in writing, as the case may be) in favor of or otherwise support the Section 4 Offer, then International may accept the Section 4 Offer and the other Stockholders shall be obligated, if and to the extent requested by International or the Corporation, to Sell their Stock to the Section 4 Offeror on the terms and conditions set forth in the Section 4 Offer (in the case of clause (i) of Section 4(a)) and/or to vote (or consent in writing, as the case may be) in favor of the Section 4 Offer (in the case of clause (ii) or (iii) of Section 4(a)), and shall in all other respects support the transaction contemplated by the Section 4 Offer and shall be obligated to cooperate in the consummation of the transaction contemplated thereby.

          SECTION 5.  Right of Co-Sale.  If at any time International receives a
                      ----------------
bona fide offer from a third party other than an Affiliate of International, a
- ---- ----
member of the Group of International or a partner or an Affiliate of a partner of International (the "Section 5 Offeror") to purchase from International that number of shares which, in any one transaction or in several transactions during any six-month period, constitutes in the aggregate more than 33-1/3% of the total number of shares of Common Stock (by voting power) issued and outstanding at such time, for a specified price payable in cash or otherwise and on specified terms and conditions (the "Section 5 Offer"), International shall promptly forward a copy of the Section 5 Offer to the Employee Stockholders. International shall not Sell any such Common Stock to the Section 5 Offeror unless the terms of the Section 5 Offer are extended to each Employee Stockholder on a pro rata basis (being the ratio which the number of shares of
                 --- ----
Common Stock owned by such Employee Stockholder at such time bears to the total number of shares of Common Stock issued and outstanding). This right of co-sale shall not apply to any such purchase offer made prior to the first anniversary of the date hereof.

          SECTION 6.  Right to Repurchase Stock.  (a)  In the event of a
                      -------------------------
termination of the employer-employee relationship between the Corporation and/or any of its Affiliates and any Employee Stockholder for any reason whatsoever (a "Terminated Employee Stockholder"), the Corporation or its designee shall have the right (but not the obligation) to repurchase from such Terminated Employee Stockholder all or part of any Stock owned by him, including any Stock that was acquired upon the exercise of any stock option granted pursuant to the Corporation's 1996 Stock Option Plan (the "Plan") (and any shares of Stock issued in respect thereof or in exchange therefor).

               (b) The repurchase right of the Corporation or its designee under this Section 6 may be exercised by written notice (a "Repurchase Notice") specifying the number of shares of Stock to be repurchased given to the Terminated Employee Stockholder within 90 days of the Termination Date (or, if the Corporation shall not have assigned its rights under this Section 6 and shall be legally prevented from making such repurchase during such 90-day period, then such Repurchase Notice may be delivered by the Corporation within 90 days after the date on which it shall be legally permitted to make such repurchase; provided, however, that such right to repurchase shall expire upon
            --------  -------
the second anniversary of the Termination Date). Upon the delivery of a Repurchase Notice to the Terminated Employee Stockholder, the Terminated Employee Stockholder shall be obligated to Sell to the Corporation or its designee the Stock specified in such Repurchase Notice. The price per share of Stock to be paid under this Section 6 shall be the Fair Value Per Share as of the Termination Date; provided, however, that in the case of a Termination for
                      --------  -------
Cause, the price per share of all Stock acquired upon exercise of any stock option granted pursuant to the Plan shall in each case be equal to the Terminated Employee Stockholder's original cost therefor.

               (c) Repurchases of Stock under the terms of this Section 6 shall be made at the offices of the Corporation or its designee on a mutually satisfactory business day within 15 days after delivery of the Repurchase Notice. Delivery of certificates or other instruments evidencing such Stock duly endorsed for transfer and free and clear of all liens, claims and other encumbrances (other than those encumbrances hereunder) shall be made on such date against payment of the purchase price therefor.

          SECTION 7.  Limitations.  Anything contained herein to the contrary
                      -----------
notwithstanding, the Corporation's obligations hereunder shall in all respects be subject to the terms and provisions of the Senior Secured Note Indenture (as defined in the Recapitalization Agreement), the Senior Bank Agreement (as defined in the Institutional Stockholders' Agreement) and the Indenture dated as of April 21, 1994, by and among the Corporation, Berry Plastics Corporation, United States Trust Company of New York, as trustee, and the other signatories thereto.

          SECTION 8.  Legend on Stock Certificates.  Each certificate
                      ----------------------------
representing shares of Stock owned by the Employee Stockholders shall bear the following legend until such time as the shares represented thereby are no longer subject to the provisions hereof:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE PLEDGED,
          HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL TO THE COMPANY THAT SUCH
          REGISTRATION IS NOT REQUIRED UNDER SAID ACT."

          "IN ADDITION, THE SALE, TRANSFER, ASSIGNMENT, DISTRIBUTION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED AS OF JUNE 18, 1996, AMONG BPC HOLDING CORPORATION AND CERTAIN HOLDERS OF OUTSTANDING CAPITAL STOCK OF SUCH CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF BPC HOLDING CORPORATION."

          SECTION 9.  Duration of Agreement.  The rights and obligations of each
                      ---------------------
Stockholder under this Agreement shall terminate as to such Stockholder upon the Sale in accordance with this Agreement or disposition pursuant to an effective registration statement under the Securities Act and in compliance with all applicable state securities and "blue sky" laws of all Stock owned by such Stockholder.

          SECTION 10.  Severability; Governing Law.  If any provision of this
                       ---------------------------
Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms. This Agreement shall be governed by, and construed in accordance with, the laws of (a) the State of New York applicable to contracts made and to be performed therein and (b) the State of Delaware applicable to corporations organized under the laws of such State.

          SECTION 11.  Benefits of Agreement.  This Agreement shall be binding
                       ---------------------
upon and inure to the benefit of the Corporation and its successors and assigns and each Stockholder and its permitted assigns, legal representatives, heirs and beneficiaries.

          SECTION 12.  Notices.  All notices or other communications which are
                       -------
required or permitted hereunder shall be in writing and shall be deemed to have been given if (a) personally delivered or sent by telecopier, (b) sent by nationally-recognized overnight courier or (c) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          (i)  If to the Corporation:

               BPC Holding Corporation
               101 Oakley Street
               Evansville, Indiana  47710
               Attention:  Mr. Roberto Buaron
               Telecopier:  812-421-9604

               with copies to:

               O'Sullivan Graev & Karabell, LLP
               30 Rockefeller Plaza
               New York, New York  10112
               Attention:  Lawrence G. Graev, Esq.
               Telecopier:  212-408-2420; and

               First Atlantic Capital, Ltd.
               135 East 57th Street
               New York, New York  10022
               Attention:  Mr. Roberto Buaron
               Telecopier:  212-750-0954; and


         (ii)  If to the Stockholders to their respective addresses set forth on
               Schedule I;
               ----------

or to such other address as the party to whom notice is to be given may have furnished to such other party in writing in accordance herewith. Any such communication shall be deemed to have been received (a) when delivered, if personally delivered or sent by telecopier, (b) the next business day after delivery, if sent by nationally-recognized, overnight courier and (c) on the third Business Day following the date on which the piece of mail containing such communication is posted, if sent by first-class mail. As used herein, the term "Business Day" means a day that is not a Saturday, Sunday or a day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

          SECTION 13.  Modification.  This Agreement and any provision hereof
                       ------------
can be modified, changed, discharged, waived or terminated only by an instrument in writing signed by the party against whom the enforcement of any such modification, change, discharge or termination is sought.

          SECTION 14.  Captions.  The captions herein are inserted for
                       --------
convenience only and shall not define, limit, extend or describe the scope of this Agreement or affect the construction hereof.

          SECTION 15.  Pronouns.  As used herein, all pronouns shall include the
                       --------
masculine, feminine, neuter, singular and plural thereof whenever the context and facts require such construction.

          SECTION 16.  Entire Agreement.  This Agreement constitutes the entire
                       ----------------
agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith.

          SECTION 17.  Counterparts.  This Agreement may be executed in any
                       ------------
number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts taken together shall constitute but one agreement.


                                *    *    *    *

          IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Stockholders Agreement on the date first above written.

                              BPC HOLDING CORPORATION


                              By: /s/ Roberto Buaron
                                 -----------------------------------------------
                                 Roberto Buaron


                              ATLANTIC EQUITY PARTNERS
                                INTERNATIONAL II, L.P.

                              By Atlantic Equity Associates,
                                International II, L.P.
                                its General Partner

                              By Buaron Holdings, Ltd.
                                its Managing General Partner


                              By: /s/ Roberto Buaron
                                 -----------------------------------------------
                                        Roberto Buaron
                                        President

                              Stockholders:


                               /s/ Randy Becker
                              --------------------------------------------------
                                        Randy Becker



                               /s/ R. Brent Beeler
                              --------------------------------------------------
                                        R. Brent Beeler



                               /s/ Douglas E. Bell
                              --------------------------------------------------
                                        Douglas E. Bell



                               /s/ Robert Bielecki
                              --------------------------------------------------
                                        Robert Bielecki



                               /s/ Pat Black
                              --------------------------------------------------
                                        Pat Black

                               /s/ G. Ira Boots
                              --------------------------------------------------
                                        G. Ira Boots



                               /s/ Joel David
                              --------------------------------------------------
                                        Joel David



                               /s/ Linda Dye
                              --------------------------------------------------
                                        Linda Dye



                               /s/ Martin Fannon
                              --------------------------------------------------
                                        Martin Fannon



                               /s/ Rick Gahagen
                              --------------------------------------------------
                                        Rick Gahagen



                               /s/ Ron Gibson
                              --------------------------------------------------
                                        Ron Gibson



                               /s/ Marshall Harris
                              --------------------------------------------------
                                        Marshall Harris



                               /s/ Gary Hartley
                              --------------------------------------------------
                                        Gary Hartley



                               /s/ Fred Heseman
                              --------------------------------------------------
                                        Fred Heseman



                               /s/ Randy Hobson
                              --------------------------------------------------
                                        Randy Hobson



                               /s/ Paul Huebner
                              --------------------------------------------------
                                        Paul Huebner

                               /s/ Dan Hughes
                              --------------------------------------------------
                                        Dan Hughes



                               /s/ Martin R. Imbler
                              --------------------------------------------------
                                        Martin R. Imbler



                               /s/ David Jochem
                              --------------------------------------------------
                                        David Jochem



                               /s/ Marcia Jochem
                              --------------------------------------------------
                                        Marcia Jochem



                               /s/ James M. Kratochvil
                              --------------------------------------------------
                                        James M. Kratochvil



                               /s/ Gary Lannert
                              --------------------------------------------------
                                        Gary Lannert



                               /s/ Tim Lee
                              --------------------------------------------------
                                        Tim Lee



                               /s/ Richard Messina
                              --------------------------------------------------
                                        Richard Messina



                               /s/ Rusty Miller
                              --------------------------------------------------
                                        Rusty Miller



                               /s/ Kurt Nyberg
                              --------------------------------------------------
                                        Kurt Nyberg



                               /s/ T. Brad Pate
                              --------------------------------------------------
                                        T. Brad Pate

                               /s/ Joel Plaas
                              --------------------------------------------------
                                        Joel Plaas



                               /s/ Ruth Richmond
                              --------------------------------------------------
                                        Ruth Richmond



                               /s/ Peter Schofield
                              --------------------------------------------------
                                        Peter Schofield


                               /s/ Robert Smith
                              --------------------------------------------------
                                        Robert Smith



                               /s/ David Weaver
                              --------------------------------------------------
                                        David Weaver



                               /s/ Jerry Weide
                              --------------------------------------------------
                                        Jerry Weide



                               /s/ George Willbrandt
                              --------------------------------------------------
                                        George Willbrandt



                               /s/ Chet Wilson
                              --------------------------------------------------
                                        Chet Wilson